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Center Bancorp, Inc. Announces Planned Increase in Cash Dividend of 36.36 Percent

UNION, N.J., April 26, 2013 (GLOBE NEWSWIRE) — Center Bancorp, Inc. (Nasdaq:CNBC), (the "Company," or "Center"), parent company of Union Center National Bank ("UCNB" or the “Bank”), announced that its Board of Directors intends to increase the quarterly cash dividend to $0.075 cents per share of common stock, representing an increase of $0.020 or 36.36% compared with the current declared dividend. The increase in the cash dividend will be effective with the quarterly declaration to be made in May for the quarter ending June 30, 2013. It will be payable on or about August 1, 2013, to all shareholders of record on July 12, 2013.

"The increase in the cash dividend offers our shareholders an added tangible benefit and we believe it is reflects the current performance momentum," indicated Anthony C. Weagley, President and Chief Executive Officer.

"Center's Union Center National Bank subsidiary continues to improve performance and execute on its strategic plans. We believe that the opening of our new Private Banking and Loan Production Office in Princeton, New Jersey during the summer of 2013 will be another positive step for us. Center looks forward to bringing to this new market our trademark style of true community banking," added Mr. Weagley.

About Center Bancorp

Center Bancorp, Inc. is a bank holding company, which operates Union Center National Bank, its main subsidiary. Chartered in 1923, Union Center National Bank is one of the oldest national banks headquartered in the state of New Jersey and now ranks as the third largest national bank headquartered in the state. Union Center National Bank is currently the largest commercial bank headquartered in Union County. Its primary market niche is its commercial banking business. The Bank focuses its lending activities on commercial lending to small- and medium-sized businesses, real estate developers and high net worth individuals.

The Bank, through its Private Banking and Wealth Management Division, which includes its wholly-owned subsidiary, Center Financial Group LLC, provides personalized wealth management and advisory services to high net worth individuals and families. Our services include banking, liquidity management, investment services, custody, tailored lending, wealth planning, trust and fiduciary services, insurance, family wealth advisory services and philanthropic advisory services. The Bank, through a strategic partnership between the Bank's Private Banking Division and Alexander, Troy & Company ("AT&CO."), Family Office Services, of Katonah, New York, provides customized financial and administrative services to high-net worth individuals.

Center, through a strategic partnership with Compass Financial Management, LLC and ING offers pension/401(k) planning services. Compass is an Investment Advisory Company with five decades of cumulative experience providing investment services in a personal, professional and attentive manner. They provide discretionary private investment management for individuals and corporate accounts as well as 401(k) advisory services.

The Bank currently operates 15 banking locations in Union, Morris and Bergen Counties in New Jersey. Banking centers are located in Union Township (5 locations), Berkeley Heights, Boonton/Mountain Lakes, Englewood, Madison, Millburn/Vauxhall, Morristown, Oakland, Saddle River, Springfield, and Summit, New Jersey. Center received approval from the Office of the Comptroller of the Currency to open a Private Banking and Loan Production Office in Princeton, NJ. The Bank's primary market area is comprised of central and northern New Jersey.

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding our expanding our presence in Princeton through a new office and our positive performance) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use forward-looking terminology such as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, Center Bancorp’s ability to integrate Saddle River Valley Bank’s branches into Center Bancorp’s branch network, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to economic recovery and the deregulation of the financial services industry, and other risks cited in the Corporation's most recent Annual Report on Form 10-K and other reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

For further information regarding Center Bancorp, Inc., please visit our web site at http://www.centerbancorp.com or call (800) 862-3683. For information regarding Union Center National Bank, please visit our web site at www.ucnb.com.